UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2011

Premier Exhibitions, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 842-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2012, Christopher Davino left the position of President of RMS Titanic, Inc., a subsidiary of Premier Exhibitions, Inc. (the “Company”). The term of Mr. Davino’s employment expired pursuant to the terms of the Amendment to the Employment Agreement between the Company and Mr. Davino dated November 28, 2011, (the “Agreement”). Also effective April 30, 2012, in accordance with the terms of the Agreement, Mr. Davino resigned from his position as a director of the Company.

This summary does not purport to be complete and is qualified by reference to the full text of the Agreement, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K dated November 30, 2011.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendment

On May 3, 2012, the Board of Directors amended the Bylaws of Premier Exhibitions, Inc., effective immediately, to decrease the number of directors from 9 to 8. The amended Bylaws are attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description

3.1	The Bylaws of Premier Exhibitions, Inc., as amended May 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Michael Little
Michael Little
Chief Financial Officer and Chief Operating Officer

Date: May 4, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of Premier Exhibitions, Inc., as amended May 3, 2012